                                                                   Exhibit 23(a)

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 24, 2006 and February 27, 2004, relating to the financial statements of American Skandia Life Assurance Corporation which appears in its Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 30, 2006